Bonds.com Group, Inc. 10-K

Exhibit 10.63

Execution Version

PORTIONS OF THIS EXHIBIT MARKED “[* * *]” HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY IN PAPER FORM WITH THE SECURITIES AND EXCHANGE COMMISSION.

LICENSING AND SERVICES AGREEMENT AMONG

BONDS.COM, INC.

AND BONDS.COM GROUP, INC.,

ON BEHALF OF THEMSELVES AND THEIR CONTROL AFFILIATES,

AND

UBS SECURITIES LLC

DATED

JANUARY 11, 2009

Execution Version

LICENSING AND SERVICES AGREEMENT

This Licensing and Services Agreement (“Agreement”) is entered into effective as of the 11th day of January, 2010 (“Effective Date”), by and between Bonds.com Group, Inc., a publicly traded company, and Bonds.com, Inc., a broker-dealer registered with the SEC under the Exchange Act and a member firm of FINRA (on behalf of themselves and their Control Affiliates) (collectively referred to herein as “Bonds.com”), and UBS Securities LLC, a broker-dealer registered with the SEC under the Exchange Act and a member firm of FINRA (“UBS”).

RECITALS

WHEREAS, Bonds.com operates BondStation Pro that permits Bonds.com Users to anonymously display indications of interest to purchase or sell Securities to/from other Bonds.com Users through Bonds.com, acting as riskless principal, and to effect Transactions;

WHEREAS, Bonds.com intermediates any transaction effected by Bonds.com Users on the Bonds.com Platform by acting in a riskless principal capacity for any Security that is purchased or sold on the Bonds.com Platform; and

WHEREAS, contemporaneously with the execution of this Agreement, UBS will enter into the InterDealer Agreement;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Bonds.com Group, Inc. and UBS Americas, Inc. are executing and delivering a Unit Purchase Agreement and related documents.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, on the basis of the representations, warranties, and covenants contained in this Agreement, agree, subject to the terms and conditions contained herein, as follows:

AGREEMENT

1.           Definitions

For the purposes of this Agreement:

a.           “Access Code” means an access code that corresponds to the Authorized User Identification assigned by either Party to an Authorized User.

b.           “Affiliate” means any Person controlling, controlled by, or under common control with a Person within the meaning of the Exchange Act.

c.           “Agreement” means this Licensing and Services Agreement and all annexes, schedules and exhibits thereto.

d.           “Applicable Law” means any domestic or foreign, federal, state or local statute, law, ordinance, policy, guidance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other legal requirement, of any Governmental Authority or Self-Regulatory Organization applicable the Transactions contemplated under this Agreement, including without limitation, any of the following:  (a) the Securities Act, (b) the Exchange Act, (c) the Investment Company Act of 1940, as amended, (d) the Investment Advisers Act of 1940, as amended, and (e) the USA PATRIOT Act, as amended.

Execution Version

e.           “Authorized User” means any person authorized by UBS or Bonds.com to access the System on behalf of Bonds.com, Bonds.com Users, UBS, UBS Users and UBS Customers.

f.           “Authorized User Identification” means a unique user identification assigned by a Party to an Authorized User.

g.           “Bonds.com” means Bonds.com, Inc. and Bonds.com Group, Inc. and the Control Affiliates.

h.           “Bonds.com Platform” means BondStation Pro or any iteration or successor system that is designed to serve the same functions as BondStation Pro and operated by Bonds.com or any successor entity.

i.           “Bonds.com Software” means object code and source code and any related documentation used in connection with the Bonds.com Platform.

j.           “Bonds.com Users” means any U.S. Person, other than UBS and the UBS Users, that is an SEC registered broker or dealer, bank, credit union, registered investment adviser, trust company, municipality, hedge fund, registered or unregistered investment company, private fund, pension fund or insurance company that has been approved by Bonds.com to transact on the Bonds.com Platform or the System.

k.           “BondStation Pro” means a web-based, fixed income, electronic trading platform designed to permit Bonds.com Users to electronically trade Securities with other Bonds.com Users through Bonds.com acting as riskless principal.

l.           “Broker Dealer Entity” and “Broker Dealer Entities” means Bonds.com, Inc. and/or each Affiliate, respectively, that is required to be registered as a broker or a dealer with a “Governmental Authority.”

m.           “Bylaws” means the Bonds.com Inc. Bylaws, as amended and as in effect on the Effective Date, that have been furnished or made available to UBS upon UBS’s request.

n.           “Certificate of Incorporation” means true, correct and complete copies of the Bonds.com Inc. Certificate of Incorporation, as amended and as in effect on the Effective Date, that has been furnished or made available to UBS upon UBS’s request.

o.           “Confidential Information” means: (a) any information regarding the specific business terms of this Agreement; (b) any documentation, software, specifications or other information provided by either Party concerning the System, the Bonds.com Platform or UBS Platform; (c) any information related to UBS Customers including, without limitation, the UBS Customer’s identity; and (d) any and all technical, business and other information of or relating to either Party, the System, the Bonds.com Platform or the UBS Platform that derives value (actual, potential, economic or otherwise) from not being generally known to other Persons, including technical or non-technical data, compositions, devices, methods, techniques, drawings, inventions, processes, financial data, financial plans, product plans, lists of, or information relating to, actual or potential customers, Users or Authorized Users, or suppliers, and strategies, business plans or operations of either Party.

Execution Version

p.           “Control Affiliates” means any corporation, partnership or other legal entity that is controlled by Bonds.com Group, Inc.

q.           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

r.           “FINRA” means the Financial Industry Regulatory Authority, Inc., together with any successor entity.

s.           “Governmental Authority” means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government, arbitral tribunal, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing, including without limitation, the SEC or other similar securities commission.

t.           “Intellectual Property Rights” mean rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets , inventions, invention disclosures, statutory invention registrations, designs, trade secrets, confidential business information, proprietary business information, know-how, processes and techniques, research and development information, drawings, plans and product specifications, software, financial, marketing and business data, pricing and cost information, business and marketing plans, customer, supplier, vendor and distributor lists and information, and other intellectual or proprietary property rights (including remedies against infringement thereof and rights of protection of interest therein under the laws of all jurisdictions) and all applications and registrations related to any of the foregoing.

u.           “InterDealer Agreement” means the source code software license agreement entered into among UBS and InterDealer Securities, LLC, InterDealer Information Technologies, LLC and InterDealer IP Holding, LLC (collectively, “InterDealer”), pursuant to which UBS will obtain a license to BondStation Pro.

v.           “IOI” means an indication of interest, not a commitment, to purchase or sell a Security through the System.

w.           “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, or condition (financial or otherwise) of either Party, individually or taken as a whole, or on the activities contemplated under this Agreement or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of either Party to perform its obligations under this Agreement.

x.           “Party” means Bonds.com or UBS or both as applicable in the context of this Agreement.  “Parties” shall refer to both Bonds.com and UBS.

y.           “Person” means a natural person or entity.

z.           “Personal Information” means personally identifiable information or data concerning or relating to the other Party's customers or prospective customers, or any such information or data that the Parties collect or derive from interactions with the other Party or its customers or prospective customers

aa.           “SEC” means the U.S. Securities and Exchange Commission.

Execution Version

bb.           “SEC Documents” means all reports, schedules, forms, statements and other documents required to be filed by Bonds.com with the SEC pursuant to the reporting requirements of the Exchange Act.

cc.           “Securities Act” means the Securities Act of 1933, as amended.

dd.           “Security” or “Securities” means: (1) corporate bonds that are registered under the Securities Act or issued in accordance with Rule 144A or Regulation S, as promulgated under the Securities Act, that are investment grade and non-investment grade, secondary and primary offerings and callable and non-callable; (2) securities issued by U.S. agencies including Ginnie Mae, the Tennessee Valley Authority, and the Agency for International Development that are exempt from registration under the Securities Act; (3) government sponsored enterprise bonds including bonds issued by Federal Home Loan Banks, Federal Home Loan Mortgage Corp., Federal Agricultural Mortgage Corporation, Federal National Mortgage Association, Federal Farm Credit Banks, Resolution Funding Corp., Government Trust Certificates, and Sallie Mae that are exempt from registration under the Securities Act, (4) U.S. Treasury Securities that are exempt from registration under the Securities Act; (5) any municipal security as defined under Section 3(a)(29) of the Exchange Act; (6) credit default swaps and interest rate swaps; and (7) any such other security or instrument as the Parties may mutually agree from time to time.

ee.           “Self-Regulatory Organization” means FINRA and any other commission, board, agency or body that is not a Governmental Authority but is charged with the supervision or regulation of the brokers and dealers that are its members.

ff.           “Services” means those services provided by Bonds.com to UBS as provided under this Agreement.

gg.           “System” means the interoperable matched principal trading system to be constructed and/or operated by the Parties, to permit the UBS Platform and the Bonds.com Platform to communicate with one another, in accordance with the terms of this Agreement and all software, hardware and systems associated therewith.  In the event UBS exercises its option to “white label” or “private label” the Bonds.com Software or System under Section 3 of this Agreement, UBS’s said use of the Bonds.com Software and any resulting modifications or enhancements to the Bonds.com Software or System will be included in the definition of System for purposes of this Agreement.

hh.           “Term of this Agreement” means the Initial Term and any Successor Term as defined under Section 8 of this Agreement.

ii.           “Transaction” means any agreement by the Parties to effect a trade through the System.

jj.           “UBS” means UBS Securities LLC.

kk.           “UBS Customers” means any Person domiciled outside of the U.S., excluding those Persons that are sell-side Persons, including “market makers,” as the Parties may mutually agree as provided in Section 5.a. of this Agreement, and those current and prospective UBS customers identified on Schedule A to this Agreement (“UBS Customer List”) which schedule UBS, in its sole discretion, may amend by providing an amended UBS Customer List to Bonds.com in accordance with Section 2.d. of this Agreement. Unless the Parties otherwise agree in writing, the number of UBS Customers identified on the UBS Customer List shall not exceed [***].  For the avoidance of doubt, any current customers indentified on the UBS Customer List are also UBS Users.

Execution Version

ll.           “UBS Fixed Income Matched Principal Trading Desk” means the discrete matched principal trading desk, or any successor thereof, within UBS that trades, at its discretion, certain fixed income securities on a principal basis for its own account or on a matched principal basis with UBS customers who permit the trading desk to disclose their indications of interest to other market participants.

mm.           “UBS Platform” means the web-based, electronic trading platform, or any successor system, operated by the UBS Fixed Income Matched Principal Trading Desk through which the UBS Users may enter indications of interest to purchase or sell securities or instruments.  Such securities or instruments may include Securities and those securities or instruments that UBS, in its sole discretion, permit to be traded on the UBS Platform. The UBS Platform and the Bonds.com Platform are sometimes collectively referred to herein as the “Platforms” and each a “Platform.”

nn.           “UBS Users” means any U.S. Person, other than Bonds.com and the Bonds.com Users, that is an SEC registered broker or dealer, bank, credit union, registered investment advisor, trust company, municipality, hedge fund, a registered and unregistered investment company, private fund, pension fund or insurance company that is a client of the UBS Fixed Income Matched Principal Trading Desk and has been approved by UBS, in its reasonable discretion, to transact on the UBS Platform or the System.

oo.           “Unit Purchase Agreement” means the agreement dated as of even date herewith entered into by Bonds.com Group, Inc. and UBS Americas, Inc., substantially in the form attached hereto as Exhibit A.

pp.           “Users” means collectively the UBS Users and Bonds.com Users.

2.	The System

a.           Development of the System; Ongoing Interoperability; and Functionality of the System.  UBS and Bonds.com agree to reasonably cooperate with one another and to use good faith, diligent and commercially reasonable efforts to develop, program, configure, modify, adapt and implement their respective computer, network and software systems so as to construct, maintain and operate the System, including ensuring the continued interoperability of the Bonds.com Platform and the UBS Platform.  The Parties agree to the following:

i.           [***]

ii.           [***]

iii.           Negotiate Transactions.  The Parties shall use the System to negotiate and agree to Transactions in accordance with terms and conditions agreed to by the Parties and set forth in Section 2.b. of this Agreement.

iv.           Ongoing Cooperation and Further Assurances.  During the term of this Agreement, the Parties will meet or otherwise confer on an as-needed basis to decide the developmental work to be performed by each Party with respect to the System.  It is the intent of this Agreement that the Parties will work with each other in good faith during the development of the System and continue to work with one other to ensure the continued interoperability and functionality of the System.

v.           Ownership of the System and Related Intellectual Property Rights.  Each Party shall retain ownership of and control of its respective Platform, and nothing in this Agreement shall be deemed to grant to the other Party any right or interest in or to the other Party’s Platform or Intellectual Property Rights related thereto, except as otherwise specified in this Agreement or otherwise mutually agreed to by the Parties; provided that during the Term of this Agreement the Parties agree to cooperate with one another to ensure that each Party has the necessary rights and licenses to the other Party’s Intellectual Property Rights as may be necessary for each Party to operate and use the System as contemplated herein.  In carrying out the intent of this Section 2.a., the Parties acknowledge and agree that each Party may be responsible for the development and creation of Intellectual Property Rights related to the System.  However, the Parties agree that to the extent either Party or InterDealer (as used herein InterDealer shall also include any successor licensor or service provider) proposes additional developments, enhancements or modifications to improve the interoperability and functionality of the System (the “New Developments”), Bonds.com will have the first option to create (whether or not through services provided by InterDealer) and pay for such New Developments.  If Bonds.com notifies UBS in writing that it elects not to exercise its option to create the New Developments, UBS shall have the option to do so (whether or not through services provided by InterDealer).  Unless the Parties later mutually agree otherwise, (x) any New Developments created solely through the efforts of and at the expense of Bonds.com or Bonds.com’s independent contractors or consultants (regardless of whether or not such New Developments were developed as a result of discussions with UBS) shall be owned solely and exclusively by Bonds.com and (y) any Intellectual Property Rights developed solely by the efforts of UBS or UBS’s independent contractors or consultants (regardless of whether or not such New Developments were developed as a result of discussions with Bonds.com) shall be owned solely and exclusively by UBS.  In addition, if during the Term of this Agreement, if either Party creates New Developments, such Party shall grant to the other Party a royalty free license to use such New Developments in the other Party’s Platform and in connection with the System for the Term of this Agreement.

Execution Version

vi.           Other Activities.  The System will permit the Parties to engage in any other activities as the Parties may mutually agree from time to time.

b.           Terms and Conditions of IOIs and Transactions Effected Through the System.  The Parties agree to the following terms and conditions with respect to the IOIs transmitted through the System.

i.	[***]

ii.	[***]

iii.	[***]

c.           Transaction Fees, etc.  [***]  Each Party shall be permitted to establish, and modify from time to time, its own mark-ups or mark-downs, as the case may be, with respect to its own Users in accordance with Applicable Law and without involvement from the other Party.

d.           UBS Customers and UBS Customer List.  Within thirty days of the Effective Date of this Agreement, UBS shall deliver to Bonds.com the initial UBS Customer List, which shall be attached to this Agreement as Schedule A.  The Parties agree that the purpose of the UBS Customer List is to identify those actual and potential customers which Bonds.com may not solicit to become a Bonds.com User in accordance with Section 5.a. of this Agreement.  Upon the one (1) year anniversary of the Effective Date of this Agreement and thereafter, UBS shall remove from the UBS Customer List those prospective customers that have been on the UBS Customer List for four (4) months and with whom UBS has not entered into a definitive relationship to become a UBS User.  In the event that UBS is unable to enter into such definitive relationship within such four (4) month period, the prospective customer will be removed from the UBS Customer List and Bonds.com shall be free to solicit the prospective customer to become a Bonds.com User on the Bonds.com Platform.  At least every fourteen (14) calendar days during the Term of this Agreement, including during the first twelve (12) months from the Effective Date, UBS agrees to discuss with Bonds.com the status of and progress with respect to its discussions with any prospective customers currently on the UBS Customer List.  In addition, UBS may also continue to solicit the prospective customer and to the extent UBS enters into a definitive relationship with such prospective customer, UBS may add the prospective customer to the UBS Customer List.  Further, if UBS identifies a prospective customer on the UBS Customer List that is already a Bonds.com User, UBS agrees that this Section 2.d. will not preclude Bonds.com from maintaining the prospective customer as a Bonds.com User or otherwise expanding the services provided by Bonds.com to such prospective customer.  Notwithstanding the foregoing, UBS may not update the UBS Customer List at any time following the delivery of a termination notice in accordance with Section 8 of this Agreement.  In addition to the foregoing, UBS agrees to act in good faith not to update the UBS Customer List after it knows or reasonably believes it will send Bonds.com a termination notice in the upcoming one (1) month period. The Parties acknowledge that at no time will the aggregate number of prospective and current customers on the UBS Customer List exceed [***].

Execution Version

e.           Costs and Expenses.  Unless the Parties otherwise mutually agree, each Party shall be responsible for its own costs and expenses associated with the System.

f.           Equipment. Except as otherwise provided in Section 3 and subject to Section 2.a. of this Agreement, each Party acknowledges and agrees that it is solely responsible for acquiring, installing, maintaining, and supporting any hardware and/or software necessary to implement and operate its Platform and the System. Each Party shall provide reasonable assistance to the other in determining the hardware and/or software necessary to access its Platform and the System and in maintaining and supporting software necessary to access its Platform and the System in accordance with the terms of this Agreement, and each Party agrees to act in good faith in order to do so.

g.           Principal Nature of Transactions.  The Parties understand and agree that each Party shall act as principal (including riskless principal) in each Transaction negotiated through the System.  In doing so, each Party shall assume full responsibility for the performance of each Transaction negotiated through the System.

h.           Limitation to Transactions in Securities.  Each Party shall be limited to using the System for accessing information relating to Securities and facilitating Transactions in such Securities and any other activities as the Parties may agree in accordance with Section 2.a.vi.  The Parties agree that UBS shall not be obligated to enter IOIs through the System for any Security, indication of interest, or UBS customer that UBS elects not to trade on the UBS Platform for reasons such as, client direction, size of order, and market impact. The UBS Matched Principal Fixed Income Trading Desk shall use good faith efforts to solicit other UBS business units to use the UBS Platform for the purpose of providing additional liquidity on the System.

i.           Clearance and Settlement.  Each Party agrees to take all steps necessary to establish an account(s) with the other Party for the purpose of clearing and settling Transactions including, among other things, entering into a brokerage account agreement.  Any such account(s) shall be subject to the terms and conditions of the relevant account agreements.  In the event there is any conflict between the account agreement and this Agreement, this Agreement shall govern.

j.           System Security.  Each Party shall assign to each Authorized User an Authorized User Identification and a corresponding Access Code in accordance with each Party’s respective security procedures as may be in place from time to time. Each Party agrees to take reasonable steps not to permit any Person other than an Authorized User to access the System and shall promptly notify the other Party of any unauthorized access to, or use of, any of its Access Codes.  Each Party shall be responsible for determining and maintaining all levels of security residing on its respective hardware or systems including each Party’s respective Platform.

Execution Version

k.           Records.  UBS and Bonds.com shall be responsible for maintaining any records required by Applicable Law of information sent and received by it on the System.  In the event of a dispute between the Parties with respect to a Transaction (including whether, in fact, a Transaction has been agreed upon), each Party shall promptly provide to the other Party any available supporting documentation, records and information pertaining to such Transaction or possible Transaction.

l.           ATS Registration of the Bonds.com Platform.  Bonds.com agrees that it will operate the Bonds.com Platform in compliance with the requirements of Regulation ATS under the Exchange Act. The Parties agree that UBS will have no obligations with respect to the System until the filing of the Bonds.com’s Form ATS is effective.

3.	UBS Options

From and after the Effective Date, subject to their respective terms and conditions below, UBS shall have the following three (3) options.  Each option may be exercised individually or collectively from time to time or at any time after the Effective Date by written notice by UBS to Bonds.com.

a.           Intellectual Property Rights Option.  From and after such time as Bonds.com has the lawful right to do so, an option for UBS to obtain a worldwide, fully paid, royalty free, non-exclusive, perpetual, irrevocable, non-terminable right and license under all present and future intellectual property rights owned or controlled by Bonds.com to the Bonds.com Software on similar terms (except being perpetual and non-terminable and except that Section 2.3 of the InterDealer Agreement will not apply) as those currently provided or to be provided to UBS under the InterDealer Agreement.  UBS’s license shall not be limited by the number of Authorized Users of UBS whose data UBS processes, the amount of data or transactions processed or the number, type or size of hardware, networks or operating systems upon which the Bonds.com Software is installed and run. Upon UBS’s exercise of such option, within 10 days thereafter, Bonds.com shall deliver to UBS a then current version of all such object code, source code and documentation.  If UBS wishes to modify or adapt the source code or the Bonds.com Software, Bonds.com will have the option to undertake those modifications or adaptations at its sole cost and expense and own any resulting intellectual property rights arising therefrom and all such modified or adapted source code and Bonds.com Software shall be included in the term “Bonds.com Software” for all purposes under this Agreement and shall be subject to the license to UBS as contemplated in this Section 3(a);

b.           “White Label” Option.  From and after the Effective Date, an option for UBS and its Authorized Users to use the Bonds.com Software running on computer systems owned, controlled or operated by or for Bonds.com in the same manner as used by Bonds.com.  Such use shall include the right to brand such system as a trademarked UBS system.  UBS’s and its Authorized Users’ use of the Bonds.com Software as described herein shall be fully paid, royalty free, perpetual, irrevocable, non-terminable and unlimited with respect to the number of Authorized Users that may use the Bonds.com Software or the amount of data or trades processed by the Bonds.com Software; and/or

c.           Consulting Services.  From and after the Effective Date, UBS shall have an option on terms and pricing to be mutually agreed to by the Parties to obtain consulting services from Bonds.com from time to time or at any time to configure, modify, adapt and implement the UBS Platform, and UBS’s computer, network and software systems so as to interoperate with the Bonds.com Platform and Bonds.com’s computer, network and software systems for the purpose of implementing and operating the System in the manner and for the purposes contemplated by this Agreement including those Services contemplated by Section 2.a.v. and any hosting services that UBS may desire for Bonds.com to perform with respect to the UBS Platform.

Execution Version

4.	Representations, Warranties and Covenants

a.           UBS Representations.  Each day during the Term of this Agreement, UBS hereby represents, warrants and covenants to Bonds.com that:

i.           This Agreement has been duly and validly authorized, executed and delivered on behalf of UBS and shall constitute the legal, valid and binding obligations of UBS enforceable against UBS in accordance with its terms, except as such enforceability may be limited by general principles of equity or its applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

ii.           UBS has all requisite powers and governmental licenses, authorizations, permits, consents and approvals required to perform its obligations hereunder, and will comply with the foregoing throughout the Term of this Agreement.

iii.           The execution, delivery and performance of this Agreement by UBS and the consummation by UBS of the Transactions contemplated hereby will not (i) result in a violation of the organizational documents of UBS, any memorandum of association, certificate of incorporation, articles of association, bylaws, certificate of formation, any certificate of designations or other constituent documents of UBS, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which UBS is a party, or (iii) result in a violation of any Applicable Law, order, judgment or decree.

iv.           UBS represents and warrants that it is authorized to enter into the Transactions that are facilitated by the System, and that any Transactions effected through the System shall create legal, valid, and binding obligations on UBS enforceable by Bonds.com.

v.           UBS shall perform all of its obligations under this Agreement in material compliance with all Applicable Laws, court orders, judgments, or decrees having jurisdiction over the subject matter of this Agreement and/or UBS’s performance hereunder.  UBS shall perform its obligations under this Agreement in such a way that it does not cause Bonds.com to be in violation of any Applicable Law.

vi.           UBS is not, and as a result of the transactions contemplated by this Agreement will not be, in violation of its organizational documents, including its charter or certificate of organization or bylaws or operating agreement, as applicable.  UBS is not, and as a result of the transactions contemplated by this Agreement will not be, in violation of any Applicable Law, and will not conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  UBS possesses all certificates, approvals, authorizations and permits required by Governmental Authorities or Self-Regulatory Organizations necessary to conduct its businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and UBS has not received any notice of proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit.

Execution Version

vii.           UBS further covenants that it shall promptly notify Bonds.com if it has actual knowledge that any of the foregoing representations and warranties cease to be true at any time during the Term of this Agreement.

b.           Bonds.com Representations.  Each day during the Term of this Agreement, Bonds.com hereby covenants, represents and warrants to UBS that:

i.           Bonds.com shall perform all of its obligations under this Agreement (including, without limitation, the provision of the Services) in material compliance with all Applicable Laws, court orders, decrees, or judgments having jurisdiction over the subject matter of this Agreement and/or Bonds.com’s performance hereunder.  Bonds.com shall perform its obligations under this Agreement in such a way that it does not cause UBS to be in violation of any Applicable Law.

ii.           Each of the Bonds.com entities are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their businesses as now being conducted and as proposed to be conducted in accordance with the terms of this Agreement.  Each of the Bonds.com entities is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

iii.           Bonds.com has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other agreements entered into by the Parties hereto in connection with the Transactions contemplated by this Agreement.  This Agreement has been duly executed and delivered by Bonds.com, and constitutes the legal, valid and binding obligations of Bonds.com, enforceable against Bonds.com in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

iv.           The execution, delivery and performance of this Agreement by Bonds.com and the consummation by Bonds.com of the Transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation or Bylaws, any memorandum of association, certificate of incorporation, articles of association, bylaws, certificate of formation, any certificate of designations or other constituent documents of Bonds.com or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which Bonds.com is a party, or (iii) result in a violation of Applicable Law or any order, judgment or decree.

v.           Bonds.com is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or Self-Regulatory Organization or agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, in each case in accordance with the terms hereof or thereof except with respect to the filing required by Regulation ATS under the Exchange Act, which must be completed in accordance with Section 2.l.  All consents, authorizations, orders, filings and registrations which Bonds.com is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Effective Date.  Bonds.com is unaware of any facts or circumstances that might prevent Bonds.com from obtaining or effecting any of the registrations, applications or filings pursuant to the preceding sentence.

Execution Version

vi.           The Bonds.com entities are not, and as a result of the Transactions contemplated by this Agreement will not be, in violation of their Certificates of Incorporation or Bylaws or their organizational charters or certificates of incorporation or bylaws, as applicable.  Bonds.com is not, and as a result of the transactions contemplated by this Agreement will not be, in violation of Applicable Law, and will not conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Bonds.com possesses all certificates, approvals, authorizations and permits required by the appropriate Governmental Authorities or Self-Regulatory Organizations necessary to conduct their businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and Bonds.com has not received any notice of proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit.

vii.           Other than as specifically disclosed to UBS in writing prior to the Effective Date of this Agreement, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, Self-Regulatory Organization or body pending or, to the knowledge of Bonds.com, threatened against or affecting Bonds.com or any of Bonds.com’s officers, directors or employees, whether of a civil or criminal nature or otherwise, except where such action, suit, proceeding inquiry or investigation would not have, individually or in the aggregate, a Material Adverse Effect.

viii.           Each Broker Dealer Entity is duly registered as a broker and/or dealer in all required jurisdictions and is a member of all Self-Regulatory Organizations where such registration or membership is required and all such memberships and registrations are in full force and effect, and each Broker Dealer Entity is a member in good standing with all applicable Self-Regulatory Organizations.  Each Broker Dealer Entity’s Uniform Application for Broker Dealer Registration on Form BD (“Form BD”), as amended as of the date hereof, and each of its other registrations, forms and other reports filed with any Governmental Authority or Self-Regulatory Organization in connection with its activities as a broker or a dealer is in compliance in all material respects with the applicable requirements of the Exchange Act and other applicable laws and rules and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  No Broker Dealer Entity has exceeded in any material way with respect to its business, the business activities enumerated in any Self-Regulatory Organization membership agreements or other limitations imposed in connection with its registrations, forms (including Form BD) and other reports filed with any Governmental Authority or Self-Regulatory Organization.

ix.           Since October 4, 2007, none of the Broker Dealer Entities or any of their respective “associated persons of a broker or dealer” (as defined in the Exchange Act) has been, or currently is, ineligible or disqualified pursuant to Section 15, Section 15B or Section 15C of the Exchange Act to serve as a broker or dealer or as an “associated person of a broker or dealer” (as defined in the Exchange Act), nor is there any legal, administrative, arbitral, or other proceedings, suits, actions, claims, investigations, complaints or hearings by or before a Governmental Authority or Self-Regulatory Organization pending, or threatened in writing, by any Governmental Authority or Self-Regulatory Organization, which would reasonably be expected to become the basis for any such ineligibility or disqualification, nor is there any reasonable basis for a proceeding or investigation, whether formal or informal, preliminary or otherwise, that is reasonably likely to result in any such ineligibility or disqualification.

x.           Each of the Broker Dealer Entities is in compliance in all material respects with Regulation T of the Board of Governors of the Federal Reserve System, and the margin rules or similar rules of any Self-Regulatory Organization of which such Broker Dealer Entity is a member, including the rules governing the extension or arrangement of credit to customers, and Bonds.com, other than the Broker Dealer Entities, has not and does not extend or arrange credit for any customer within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

Execution Version

xi.           Each of the Broker Dealer Entities is in compliance with all applicable regulatory net capital requirements and no distribution of cash from a Broker Dealer Entity following the Effective Date will result in such Broker Dealer Entity not being in compliance with applicable regulatory net capital requirements.

xii.           To Bonds.com’s knowledge, no facts or circumstances exist that would prevent Bonds.com from entering into or performing under this Agreement or cause any Self-Regulatory Organization or other Governmental Authority to revoke or restrict the Broker Dealer Entities’ licenses, permits, approvals, authorizations, consents, registrations, certificates and orders to operate in any jurisdiction as a broker or a dealer.

xiii.           Bonds.com is authorized to enter into the Transactions that are facilitated by the System, and represents and warrants that any Transactions effected through the System create legal, valid, and binding obligations on Bonds.com enforceable by UBS.

xiv.           Bonds.com further covenants that it shall promptly notify UBS if it has actual knowledge that any of the foregoing representations and warranties cease to be true at any time during the term of this Agreement.

5.	Covenant not to Solicit; Exclusivity.

a.           No Solicitation.  During the Term of this Agreement and for a period of one (1) year following the termination of this Agreement, Bonds.com, their respective officers, directors, employees, agents and representatives, including, without limitation, any third party engaged by Bonds.com to refer customers to Bonds.com, shall not target or solicit UBS Customers to become a Bonds.com User or otherwise a customer of Bonds.com; however, this limitation shall not apply to those prospective customers that were removed from the UBS Customer List in accordance with Section 2.d. because UBS was unable to enter into a definitive relationship to become a UBS User.  This provision is not intended to preclude Bonds.com from responding to questions or inquiries from UBS Customers.  In the event a UBS Customer seeks to become a customer of Bonds.com on an unsolicited basis, Bonds.com agrees to promptly notify UBS.  Nothing in this Section shall restrict Bonds.com during the Term of this Agreement from targeting, soliciting recruiting or entering into other arrangements with those UBS Customers (including those Persons domiciled outside of the U.S.) that are sell-side Persons, including “market makers,” as the Parties may mutually agree and which agreement UBS agrees not to unreasonably withhold.

b.           No Redistribution.

i.           Bonds.com.  Except as otherwise expressly permitted in this Agreement, during the Term of this Agreement, Bonds.com, their respective officers, directors, employees, agents and representatives, will not solicit, encourage submission of a proposal for, negotiate, or enter into any arrangement or agreement with any User or any other party, other than UBS, that would permit the redistribution of any IOI or any data related thereto to any other Person, other than to UBS, and Bonds.com will include a provision, in a form satisfactory to UBS, prohibiting such redistribution in all agreements entered into between Bonds.com and any and all Users and, if applicable, amend any prior agreements with any User to include such provision.  Nothing in this Agreement shall restrict Bonds.com’s ability to link to and recruit those Persons as the Parties may mutually agree which may include unique liquidity outlets (sell-side Users and “market makers”), such as trust portals, accounting systems or large bank retail networks.  During the Term of this Agreement, without the prior written consent of UBS, Bonds.com agrees not to distribute the Bonds.com order book with depth of market or partial depth of market, directly or indirectly, to any third party order matching engine via an API Market Data Connection.  For this purpose, an "API Market Data Connection" shall mean a connection to a third party software system using a pre-agreed computer to computer messaging interface such as the "FIX" industry standard or other similar protocol with written or electronic specifications shared between Bonds.com and the third party, where the order book is shared from the Bonds.com Platform to or from the third party's system.

Execution Version

ii.           UBS.  Except as otherwise expressly permitted in this Agreement, during the Term of this Agreement, UBS, their respective officers, directors, employees, agents and representatives, will not solicit, encourage submission of a proposal for, negotiate, or enter into any arrangement or agreement with any other party, other than UBS or its Affiliates, that would permit the redistribution of any IOI or any data related thereto to any other Person, other than to UBS or its Affiliates.

c.           Exclusivity.

i.           Bonds.com.  During the Term of this Agreement and for a period of six (6) months following termination of this Agreement by Bonds.com upon the provision of six (6) months notice to UBS pursuant to Section 8.a. of this Agreement or by UBS in accordance with Sections 8.a.i - 8.a.vi., Bonds.com shall not solicit, encourage submission of a proposal for, negotiate, or license the Bonds.com Platform or the Bonds.com Software to any other party, or otherwise permit any other party to use the Bonds.com Platform or Bonds.com Software, on a “white label” or “private label” basis or in the manner used by UBS.  During the Term of this Agreement, and for a period of six (6) months following termination of this Agreement by Bonds.com upon the provision of six (6) months notice to UBS pursuant to Section 8.a. of this Agreement or by UBS in accordance with Sections 8.a.i - 8.a.vi., Bonds.com agrees that Bonds.com, their respective officers, directors, employees, agents and representatives, will not solicit, encourage submission of a proposal for, negotiate, or enter into any arrangement or agreement with any other broker or dealer or bank that provides for a system or other arrangement that is similar to that contemplated under Section 2.a. of this Agreement.

ii.           UBS.  During the term of this Agreement, the UBS Fixed Income Matched Principal Trading Desk will not solicit, encourage submission of a proposal for, negotiate, or enter into an arrangement or agreement with any other broker or dealer or bank that provides for a system or other arrangement that is similar to that contemplated under Section 2.a. of this Agreement.

6.	Confidentiality.

a.           Non-Disclosure. Except as otherwise provided in this Agreement, both Parties shall maintain as confidential and shall not disclose (except for those employees, attorneys, accountants and other advisors of the Receiving Party (as defined below) and its Affiliates who need to know such information in connection with the Receiving Party’s performance of its obligations under the Agreement, and have in turn been advised of the confidentiality obligation hereunder), copy, or use for purposes other than the performance of this Agreement, any Confidential Information received by a Party (“Receiving Party”) from the other party (“Disclosing Party”) and such Receiving Party agrees to protect that Confidential Information with the same degree of care a prudent person would exercise to protect its own confidential information and to prevent the unauthorized, negligent, or inadvertent use, disclosure, or publication thereof. Breach of confidentiality may cause irreparable damage and therefore, in addition to all other remedies available at law or in equity, the injured Party shall have the right to seek equitable and injunctive relief, and to recover the amount of damages (including reasonable attorneys' fees and expenses) incurred in connection with such unauthorized use. The Receiving Party shall be liable under this Agreement to the Disclosing Party for any use or disclosure in violation of this Section 6 by it or its Affiliates' employees, attorneys, accountants or other advisors.

Execution Version

b.           Exclusions. Subject to applicable consumer privacy laws and regulations, the Parties shall have no obligation under this Agreement with respect to any Confidential Information of the other Party that is: (a) already known by the Receiving Party at the time of the disclosure; (b) publicly known at the time of the disclosure or becomes publicly known through no wrongful act of the Receiving Party; (c) subsequently disclosed by a third party not having a confidential relationship with the Disclosing Party known to the Receiving Party and which third party rightfully acquired such information; (d) independently developed by the Receiving Party; (e) communicated to a third party with the express written consent of the Disclosing Party; or (f) required to be disclosed to any Governmental Authority or Self-Regulatory Organization or as required by any subpoena, summons, order or other judicial process.

c.           Other Confidential Information. The Parties acknowledge that, as financial institutions, the Parties may be subject to certain laws and regulations regarding the privacy and protection of consumer information, and that any receipt or use of personal information by the other Party may also be subject to compliance with such laws and regulations. Each Party agrees that any Personal Information shall be treated as Confidential Information hereunder and shall be used solely for the purpose of carrying out the intent of this Agreement. Each Party also agrees to treat such Personal Information in accordance with the other Party's published privacy policy, a copy of which will be provided to such Party from time to time.

d.           Restrictions on Other Confidential Information. In no event shall any such Personal Information be used by either Party for any other purpose other than as permitted under this Section whatsoever (including, without limitation, the marketing of the Party's other products or services), and Bonds.com is expressly prohibited from soliciting or marketing to UBS Customers through any means for any purpose. Each Party agrees that any Personal Information shall not be given, bartered, sold, traded, transferred or exchanged in any way to other Persons for any uses; and if this were to occur it would cause irreparable harm to the other Party.

e.           Permission to Share. Should one Party wish to share any Personal Information with an Affiliate or a third party for the purpose of carrying out the intent of this Agreement, that Party shall (a) obtain the advance written approval of the other Party, and (b) obtain the agreement of any such Affiliate or third party not to re-disclose the Personal Information or to use the Personal Information.

f.           Destruction or Return. Except as provided in Section 3 of this Agreement, each Party shall, upon termination or expiration of this Agreement, or upon demand by the Disclosing Party, whichever is earlier, promptly return to the Disclosing Party or destroy any and all Confidential Information (including Personal Information) of the Disclosing Party, together with any copies or reproductions thereof, and destroy all related data in its computer and other electronic files. The recipient shall at such time provide the Disclosing Party with a certificate signed by an officer of the recipient certifying that all such Confidential Information has been returned to the Disclosing Party or destroyed. The Parties agree to ensure that all data received from the other Party will be erased from all forms of magnetic and electronic media using a method which ensures that it cannot be recovered. The recipient shall state in writing the method of data destruction and the date completed.

g.           Survival. The provisions of this Section 6 shall survive the termination or expiration of this Agreement.

Execution Version

7.	Contingency Planning.

Each Party shall have in place contingency plans and a disaster recovery plan with respect to the System.  Such plans shall be provided to other Party within thirty (30) days of the Effective Date of this Agreement.

8.           Term and Termination.

a.           Term.  This Agreement will become effective on the Effective Date and, unless sooner terminated as provided herein, will continue in effect for two (2) years from the Effective Date (“Initial Term”) and for an indefinite period thereafter unless terminated as provided herein (“Successor Term”).  Beginning six months prior to the conclusion of the Initial Term and at any time during the Successor Term, either Party may terminate this Agreement upon six (6) months prior written notice to the other Party.  If such notice has been received by a Party prior to the last calendar day of any calendar month, such notice shall be deemed effective as of the last calendar day of the calendar month in which it is received and this Agreement shall terminate on the last calendar day of the sixth month following such date.  In addition, this Agreement may also be terminated as follows:

i.           Either Party may immediately terminate this Agreement if the other Party, including any Bonds.com entity, either commences a voluntary proceeding, or has commenced against it an involuntary proceeding, under the Bankruptcy Code, or other similar law, or if such party makes a general assignment on behalf of its creditors or becomes unable to pay its debts when they become due or takes any other similar action;

ii.           Either Party may immediately terminate this Agreement if the other Party materially fails to perform or materially breaches any of its covenants or agreements set forth in this Agreement during the Term of this Agreement, and such failure or breach cannot be or has not been cured within ten (10) days after the provision of written notice by such Party to the other Party specifying such failure or breach;

iii.           Either Party may immediately terminate this Agreement if any of the representations or warranties of the other Party are breached, and such breach has or can reasonably be expected to have a Material Adverse Effect on the performance or fulfillment of this Agreement or on the non-breaching Party and such breach cannot be or has not been cured within five (5) business days after the provision of written notice by such Party to the other Party specifying such breach;

iv.           Either Party may immediately terminate this Agreement if any arrangements, licenses, registrations or qualifications are terminated, canceled, suspended or limited for any reason which makes the business of the other Party impractical to operate and such arrangements, licenses, registrations or qualifications are not reinstated within five (5) business days from such termination, cancellation, suspension or limitation and such termination, cancellation, suspension or limitation has a Material Adverse Effect on the performance or fulfillment of this Agreement or on the non-breaching Party;

v.           UBS may immediately terminate this Agreement if any investigation or inquiry by a federal, state, or non-US governmental authority or Self-Regulatory Organization concerning Bonds.com, or its respective employees’ has been initiated that in UBS’s sole and reasonable discretion may have a Material Adverse Effect on Bonds.com or UBS; and

Execution Version

vi.           UBS shall have the right to terminate this Agreement if it reasonably believes that the Form ATS filings required by Section 2.l. has not been approved by the SEC in a reasonable period of time, the sufficiency of such approval shall be subject to the review and approval of UBS (which shall not be unreasonably withheld).

b.           Termination of this Agreement in any manner shall not release UBS or Bonds.com from any liability or responsibility with respect to any Transaction effected under this Agreement prior to the date of such termination.

c.           Following the termination of this Agreement for any reason, each Party shall retain the right to sue for damages including, but not limited to, the right to recover for any losses as provided under Section 9 of this Agreement.

9.	Indemnification.

a.            Bonds.com’s Obligations. Bonds.com will indemnify, defend, and hold harmless UBS and UBS’s Affiliates, and their respective directors, officers, employees, and agents, from and against any and all claims, demands, proceedings, suits, actions, liabilities, expenses, and reasonable attorney’s fees, and costs in connection therewith arising out of (i) a claim that the Bonds.com Software, Bonds.com Platform, and/or documentation, software, hardware or other Intellectual Property Rights provided to UBS by Bonds.com infringes, misappropriates, or otherwise violates any Intellectual Property Rights of a third party; or (ii) Bonds.com's or its respective directors’, officers’, employees’ or agents’ material breach of this Agreement, or fraud, gross negligence, willful misconduct, or breach of confidentiality related to this Agreement or the transactions contemplated hereby.  Additionally, Bonds.com Group, Inc. will indemnify, defend, and hold harmless UBS and UBS’s Affiliates, and their respective directors, officers, employees, and agents, from and against any and all claims, demands, proceedings, suits, actions, liabilities, expenses, and reasonable attorney’s fees, and costs in connection therewith arising out of its or its respective directors’, officers’, employees’ or agents’ material breach of any other agreement between the Parties, fraud, gross negligence, willful misconduct, or breach of confidentiality.

b.           Continued Right to Use. In the event that UBS has exercised its option in either Section 3.a. or 3.b., Bonds.com agrees that, should use of the Bonds.com Software, Bonds.com Platform, and/or documentation be enjoined by any court, or in Bonds.com's opinion is likely to be enjoined, without any fault by UBS, that Bonds.com will, at its sole option, use reasonable efforts to (i) promptly obtain the right to continue to use the items so enjoined, or (ii) provide UBS promptly with substitute items that are functionally equivalent to the enjoined items; or (iii) modify the item so that it is non-infringing.

c.           UBS’s Obligations. UBS shall indemnify, defend, and hold harmless Bonds.com, and its respective directors, officers, employees, and agents, from and against any losses, damages, liability, costs and expenses (including, but not limited to, reasonable fees for attorneys and other professionals) relating to or arising from UBS’s or its directors’, officers’, employees’ or agents’ material breach of this Agreement or from UBS’s fraud, gross negligence, willful misconduct, or breach of confidentiality.

d.           Notice of Claims. If a third party asserts any claim against a party (“Third Party Assertion”) for which such Party seeks indemnification under this Section 9, that Party (“Indemnified Party”) shall give the other Party (“Indemnifying Party”) written notice promptly after Indemnified Party has actual knowledge of such claim.

e.           Assumption of Defense. Within thirty (30) days of receipt of written notice pursuant to Section 9.d, the Indemnifying Party will have the right, exercisable by written notice to the Indemnified Party, to assume the defense of a Third Person Assertion.  If the Indemnifying Party assumes such defense, the Indemnifying Party may select counsel, which counsel will be reasonably acceptable to the Indemnified Party.

Execution Version

f.           Failure to Defend. If the Indemnifying Party:  (a) does not assume the defense of any Third Person Assertion in accordance with Section 9.e; (b) having so assumed such defense, unreasonably fails to defend against such Third Person Assertion; or (c) has been advised by the written opinion of counsel to the Indemnified Party that the use of the same counsel to represent both the Indemnifying Party and the Indemnified Party would present a conflict of interest, then, in each case upon five (5) days’ written notice to the Indemnifying Party, the Indemnified Party may assume the defense of such Third Person Assertion.  In such event, the Indemnified Party will be entitled under this Section 9 as part of its damages to indemnification for the costs of such defense.

g.           Settlement.  The Party controlling the defense of a Third Person Assertion will have the right to consent to the entry of judgment with respect to, or otherwise settle, such Third Person Assertion with the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed; provided, however, that such other Party may withhold its consent if any such judgment or settlement imposes a monetary obligation on such other Party that is not covered by the indemnification, imposes any material non monetary obligation, or does not include an unconditional release of such other Party and its Affiliates from all claims of the Third Person Assertion.

h.           Participation. The Indemnifying Party and the Indemnified Party will cooperate, and cause their respective Affiliates to cooperate, in the defense of any Third Person Assertion.  The Indemnifying Party or the Indemnified Party, as the case may be, will have the right to participate, at its own expense, in the defense or settlement of any Third Person Assertion.

10.	Limitation of Liabilities.

a.           Limitation. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, ANY DAMAGES ARISING FROM LOSS OF USE OR LOST BUSINESS, REVENUE, PROFITS, DATA OR GOODWILL) ARISING IN CONNECTION WITH THIS AGREEMENT, WHETHER IN AN ACTION IN CONTRACT, TORT, STRICT LIABILITY OR NEGLIGENCE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

b.           Exclusions. NEITHER PARTY'S LIMITATION OF LIABILITY IN THE FOREGOING SECTION 10.a. SHALL APPLY TO CLAIMS FOR PERSONAL INJURY, DAMAGE TO REAL PROPERTY OR TO TANGIBLE PERSONAL PROPERTY, INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS, OR BREACH OF CONFIDENTIALITY.

11.	Bonds.com Consent, etc.

Pursuant to Section 7.5 of the Software License, Hosting, Joint Marketing and Service Agreement among InterDealer and Bonds.com dated July 8, 2009, as amended (the "InterDealer-Bonds.com License Agreement") or otherwise, Bonds.com hereby irrevocably agrees to consent and hereby consents to InterDealer granting UBS or its Affiliates one or more present or future licenses to any software or documentation as InterDealer and UBS may agree from time to time; provided that this consent shall not apply to any license that excludes Bonds.com from being granted the same license.  In addition, during the Term of this Agreement, Bonds.com agrees not to grant InterDealer any other consent contemplated by Section 7.5 of the InterDealer-Bonds.com License Agreement without the prior written consent of UBS. Although Bonds.com may acquire the intellectual property of InterDealer that is the subject of the InterDealer Agreement (subject to the InterDealer Agreement and to InterDealer retaining the right to use such intellectual property to perform its obligations under the InterDealer Agreement), UBS acknowledges and agrees that Bonds.com shall not be deemed to have assumed the obligations of InterDealer under the InterDealer Agreement unless and until Bonds.com shall have assumed such obligations and Agreement in writing.

Execution Version

12.	Miscellaneous Provisions.

a.           Injunctive Relief. Each Party acknowledges that a breach of any provision of this Agreement may cause the other Party irreparable injury and damage and, therefore, any such breach may be enjoined through injunctive proceedings in addition to any other rights and remedies which may be available to other Party at law or in equity.

b.           Assignment; Binding Nature. The Agreement may not be assigned by either Party without prior written consent of the other Party, which consent will not be unreasonably withheld. Notwithstanding the foregoing, either Party may assign this Agreement in its entirety to any purchaser of all of its assets or business subject to the other Party’s consent which shall not be unreasonably withheld.  Any attempt to assign this Agreement other than in accordance with this provision shall be null and void. The Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective permitted successors and permitted assigns.

c.           Notices.  All notices required or permitted hereunder shall be in writing and shall be hand-delivered or sent by registered or certified mail, return receipt requested, to the Parties at the addresses set forth below (as may be changed by either Party by written notice to the other at any time), and shall be deemed given and received on the date such notice is issued.

To Bonds.com

1515 S. Federal Highway, Suite #212
Boca Raton , FL 33432
Tel: 561-953-5343
Fax: 561.395.3212
Attention: John Barry IV, Chief Executive Officer

with a copy (for informational purposes only) to:

Hill Ward Henderson
3700 Bank of America Plaza
101 East Kennedy Boulevard
Tampa, Florida 33602
Telephone: (813) 227-8484
Facsimile:  (813) 221-2900
Attention:  Mark A. Danzi, Esq.

To UBS:

Head of Traded Products - Legal
677 Washington Blvd.
Stamford, CT 06901

d.           Amendments; Waivers. The Agreement may not be amended or modified unless expressly agreed to in writing by both Parties. No provision hereof may be waived except by an instrument in writing executed by the Party against whom the waiver is to be effective. The failure of either Party at any time or times to require full performance of any provision hereof will in no manner affect the right of such Party at a later time to enforce the same provision or any other provision.

Execution Version

e.           Severability. If any provision or term of this Agreement is held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remainder of the Agreement: shall not be affected.

f.           Entire Agreement. This Agreement, together with the Unit Purchase Agreement and the agreements and documents delivered in connection herewith, constitute the entire agreement between Bonds.com and UBS with respect to the subject matter of this Agreement and supersede all other oral, written, or other communications between the parties concerning this subject matter.  In the event of conflict between this Agreement and any other agreement, this Agreement shall govern and control.

g.           Headings. The headings in the Agreement are intended for convenience of reference and shall not affect its interpretation.

h.           Governing Law. The Agreement is deemed entered into in New York, New York and shall be governed by the laws of the state of New York, without reference to the conflict-of-laws rules thereof. The parties hereby consent to personal jurisdiction of, and venue in, the state and federal courts in New York County, New York and agree that, except to the extent the arbitration rules of any Self-Regulatory Organization are mandatorily applicable thereto, that all actions relating to or arising from, directly or indirectly, this Agreement shall be brought exclusively in such courts.

i.           Force Majeure. Neither Party shall be liable for any delay or failure in the performance of its obligations hereunder if and to the extent such delay or failure is caused, directly or indirectly, by fire, flood, explosion, war, terrorism, earthquake, elements of nature, or acts of God or the public enemy; riots, civil disorders, rebellions, or revolutions in any country, embargo, strikes, lockouts, or labor difficulties, civil or military authority, inability to secure materials or transportation facilities, act or omission of carriers or supplier, inability to obtain any relevant data, access links, or other communication facilities, any governmental requirements or any acts, or failures to act, of any governmental authority; any party so delayed in its performance shall immediately notify the other by telephone, confirm in writing, and describe in reasonable detail the circumstances causing such delay. During the time that any of the events specified above continue to exist, each of the obligations of each Party hereto, other than those affected by the events listed above, shall remain in full force and effect and each Party shall continue to perform such obligations hereunder. If such force majeure event continues for more than sixty (60) days, the non-invoking Party has the right to terminate this Agreement without penalty.

j.           Publicity. Bonds.com shall not use, without the prior written approval of UBS, the name or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of UBS or any Affiliate of UBS in any advertising, promotional literature, customer list or any other material, whether in written, electronic or other form. Bonds.com shall not represent, directly or indirectly, that any Services provided by Bonds.com has been approved or endorsed by UBS or any Affiliate thereof.

k.           Affiliates.  To the extent that any term or provision of this Agreement grants rights to or contemplates, permits, or requires performance of any Affiliate of a Party, such Affiliate shall be considered to be an intended third party beneficiary of this Agreement and such Party shall cause such Affiliate to perform each and every such obligation of such Party under this Agreement in accordance with the terms and conditions hereof.

l.           Survival. The provisions of Sections 3, 5.a. (as specified under Section 5.a), 5.c.i. (as specified under Section 5.c.i.), 6, 9, 10, and 11 of this Agreement shall survive any termination of the Agreement.

m.           Counterparts. The Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, and all of which together shall constitute one agreement.  A facsimile or electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature.

Execution Version

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

BONDS.COM, INC.

By:	/s/ John J. Barry IV
Name:	John J. Barry IV
Title:	Chief Executive Officer
Address: 1515 S. Federal Highway, Suite #212 Boca Raton , FL 33432

BONDS.COM GROUP, INC.

By:	/s/ John J. Barry IV
Name:	John J. Barry IV
Title:	Chief Executive Officer
Address: 1515 S. Federal Highway, Suite #212 Boca Raton , FL 33432

UBS SECURITIES LLC

By:	/s/ Joan Lavis
Name:	Joan Lavis
Title:	Managing Director Strategy & Business Development
Address:_________________________________

By:	/s/ Ric Elvir
Name:	Ric Elvir
Title:	Director MPT Trading
Address:_________________________________

Execution Version

Schedule A
List of UBS Customers

[***]

Execution Version

Exhibit A
Unit Purchase Agreement